UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              ____________________________________________________

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 24, 2004


                               GLOBAL LINKS CORP.
             (Exact name of registrant as specified in its charter)


                                     NEVADA
         (State or other jurisdiction of incorporation or organization)


                000-29987                                 88-0106514
         (Commission File Number)              (IRS Employer Identification No.)

4600 EAST SUNSET ROAD, SUITE 320 HENDERSON, NEVADA                 89014
          (principal executive offices)                         (Zip Code)


                                 (702) 436-7007
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act


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ITEM 2.02    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

     Effective December 24, 2004, Global Links Corp. (the "Registrant") entered into a stock purchase agreement with PTS, Inc., a Nevada corporation ("PTS") to sell to PTS all of the issued and outstanding shares of the capital stock of Global Links Card Services, Inc., a Nevada corporation (the "Stock Purchase"). The stock purchase agreement is attached as an exhibit to this Current Report.

          The total consideration of $335,000 paid by PTS to the Registrant in connection with the Stock Purchase consisted of $35,000 in cash and the assumption and payment of approximately $300,000 representing the liabilities of Global Links Card Services, Inc.

     The amount of consideration for all of the issued and outstanding shares of Global Links Card Services, Inc. was determined following negotiations between the Registrant and PTS and is set forth in the stock purchase agreement executed between the Registrant and PTS.

     The Registrant's board of directors determined that the terms of the Stock Purchase are reasonable. The Registrant's board did not seek a third party fairness opinion or any valuation or appraisal of the terms of the transaction. Thus, the Registrant's stockholders will not have the benefit of a third party opinion that the terms of the Stock Purchase were fair from a financial point of view.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

     The following exhibit is filed herewith:

EXHIBIT NO.    IDENTIFICATION OF EXHIBIT
-----------    -------------------------

    2.1        Stock Purchase Agreement between the Registrant and PTS, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 30, 2004                GLOBAL LINKS CORP.


                                        By /s/ Frank J. Dobrucki
                                           -------------------------------------
                                           Frank J. Dobrucki, President


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